UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Anchor Glass Container Corporation
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             (Exact name of registrant as specified in its charter)

               Delaware                                  59-3417812
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

           One Anchor Plaza
      4343 Anchor Plaza Parkway
              Tampa, Florida                            33634-7513
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    (Address of principal executive offices)            (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:
333-108209

Securities to be registered pursuant to Section 12(g) of the Act:

      Title of each class                         Name of each exchange on which
      to be so registered                         each class is to be registered
-----------------------------------------         ------------------------------
Common stock, par value $0.10 per share           The Nasdaq National Market


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                                       -2-

Item 1. Description of Securities to be Registered.

     The description of the securities to be registered hereby is incorporated by reference to the description contained in the registrant's Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission (the "Commission") on August 26, 2003 (Registration No. 333-108209) (as amended by Amendment No. 1 thereto filed with the Commission on September 5, 2003, and Amendment No. 2 thereto filed with the Commission on September 9, 2003, the "Registration Statement"). The description of the securities to be registered hereby contained in any prospectus included in the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, will be deemed to be incorporated by reference in this registration statement upon the filing of any such prospectus with the Commission.

Item 2.  Exhibits.

3.1 -- Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
         2002).

3.2 -- Certificate of Amendment of Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.2 to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

3.3 -- Amended and Restated By-Laws of the registrant (incorporated herein by reference to Exhibit 3.3 to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

3.4 -- Certificate of Amendment of Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.5 to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

3.5 -- Form of Certificate of Amendment of Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.7 to Amendment No. 2 to the Registration Statement filed with the Commission on September 9, 2003).

4.1 -- Stockholders' Agreement, dated August 30, 2002, by and among the registrant, the Investors and the Other Stockholders (incorporated herein by reference to Exhibit 4.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

4.2 -- Specimen of Common Stock Certificate (incorporated herein by reference to Exhibit 4.8 to Amendment No. 2 to the Registration Statement filed with the Commission on September 9, 2003).


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                                       -3-

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duty caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          ANCHOR GLASS CONTAINER CORPORATION

                                          By: /s/ Richard A. Kabaker
                                              ----------------------------------
                                          Name:  Richard A. Kabaker
                                          Title: Vice President, General Counsel
                                                 and Secretary

Dated:  September 23, 2003

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
----------                         -----------

3.1 -- Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
         2002).

3.2 -- Certificate of Amendment of Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.2 to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

3.3 -- Amended and Restated By-Laws of the registrant (incorporated herein by reference to Exhibit 3.3 to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

3.4 -- Certificate of Amendment of Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.5 to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

3.5 -- Form of Certificate of Amendment of Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.7 to Amendment No. 2 to the Registration Statement filed with the Commission on September 9, 2003).

4.1 -- Stockholders' Agreement, dated August 30, 2002, by and among the registrant, the Investors and the Other Stockholders (incorporated herein by reference to Exhibit 4.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

4.2 -- Specimen of Common Stock Certificate (incorporated herein by reference to Exhibit 4.8 to Amendment No. 2 to the Registration Statement filed with the Commission on September 9, 2003).